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                                                                   EXHIBIT 3.3

                                   RESOLUTION
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                               MEADOWCRAFT, INC.

The undersigned, being all the members of the Board of Directors of Meadowcraft, Inc., a Delaware corporation (herein called the "Corporation"), do hereby adopt the following resolution:


     WHEREAS, the Company desires to amend the following Section 4.1 of the Company's Amended and Restated Certificate of Incorporation which states:

          Section 4.1 Authorization of Capital. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock with a par value of $.01 per share, which constitutes a total authorized capital of all classes of capital stock of One Million Dollars ($1,000,000.00).

     RESOLVED, that Section 4.1 of the Company's Amended and Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:

          Section 4.1 Authorization of Capital. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of Common Stock with a par value of $.01 per share, which constitutes a total authorized capital of all classes of capital stock of Three Hundred Thousand Dollars ($300,000.00)

     BE IT FURTHER, that the Board of Directors does hereby approve the First Amendment to the Amended and Restated Certificate of Incorporation and recommends to the stockholders of the Corporation the adoption of the First Amendment to the Amended and Restated Certificate of Incorporation.

     BE IT FURTHER RESOLVED, that upon the approval of the First Amendment to the Amended and Restated Certificate of Incorporation by the stockholders of the Corporation, the officers of the Corporation are hereby authorized to execute the First Amendment of the Amended and Restated Certificate of Incorporation and to file the same with the Delaware Secretary of State and with any other agency of any state where




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      its filing is required and to do and perform any and all acts or things, and to execute and file any and all certificates and other instruments and documents with all governmental divisions and agencies necessary or advisable to implement and carry out the provision of the First Amendment to the Amended and Restated Certificate of Incorporation.

This resolution is to be placed with the minutes of proceedings of the Corporation, and the action taken herein is fully effective.

DATED as of the 31st day of July, 1998.


                                             /s/ Samuel R. Blount
                                             --------------------------
                                             Samuel R. Blount

                                             /s/ William J. McCanna
                                             --------------------------
                                             William J. McCanna

                                             /s/ James M. Scott
                                             --------------------------
                                             James M. Scott

                                             /s/ Reese H. McKinney, Jr.
                                             --------------------------
                                             Reese H. McKinney, Jr.

                                             /s/ T. Morris Hackney
                                             --------------------------
                                             T. Morris Hackney